SERVICES AGREEMENT

THIS AGREEMENT effective as of the ____ day of ___________, 2000 by and between:

EL MORO FINANCE LTD., a company incorporated under the laws of the British Virgin Islands, with a registered address at Pasea Estate, Road Town, Torotola, B.V.I., ("El Moro"); and

CYBEROAD.COM CORPORATION, a company incorporated under the laws of the State of Florida, with its head office at Oficentro Sabana Sur, Edificio 7, 5 Piso, San Jose, Costa Rica, ("Cyberoad")

NATURE OF AGREEMENT

WHEREAS

A. El Moro has expressed a desire to provide to Cyberoad services described herein, and including but not limited to software development and marketing, web development, network systems administration, human resources administration, consulting, operation and management services.
B.
C. Cyberoad, a technology, software development and internet gaming company, has expressed a desire to retain El Moro for the purposes of providing certain services described herein, and including but not limited to software development and marketing, web development, network systems administration, human resources administration, consulting, operation and management services.

NOW THEREFORE this Agreement witnesses that in consideration of the mutual terms, covenants and provisions herein contained, the parties hereto agree as follows:

1.       SERVICES

         Subject to the terms, convenants and provisions contained herein, El Moro hereby agrees to provide to Cyberoad, and to its subsidiaries, in whole or in part, joint venture partners, merchants and clients, as Cyberoad so shall request in writing, from time to time, those services specified above and described more fully in Schedule "A" attached hereto, (the "Services").

2.       FEES & PAYMENT TERMS

         The service fees and payment terms shall be those outlined, but not limited to, those in Schedule "B" attached hereto. These fees are subject to being adjusted throughout the normal course of business, and El Moro agrees herein that Cyberoad and its clients will always receive the lowest preferred rate offered.

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3.       TERMS OF AGREEMENT

A) This Agreement is effective as of the date first written above, for a period of 1 year, unless earlier terminated in accordance with the terms of this Agreement.

B) This Agreement shall be automatically renewed for successive renewal periods of one year each, on each anniversary of the effective date of this Agreement. The terms of this Agreement shall remain in full force and effect as long as it is renewed annually. All provisions of this Agreement shall apply both for the initial one-year term of this Agreement and for all subsequent extensions.

C)                Both  parties  hereto  may  terminate  this  Agreement   after
                  providing 30 days written notice or for breach of any of the terms contained herein.

4.       GENERAL

A)            Independent  Contractor.  It is  expressly  agreed that El Moro is
              ------------------------
              acting as an independent contractor in performing its services hereunder. No act of the parties hereto shall be construed as creating or establishing a partnership, joint venture or association of any type between them. Neither party hereto, not their respective directors, officers, employees, consultants or agents shall hold themselves out as such of the other party.

B)            Entire Agreement. Except as specifically provided for herein, this
              -----------------
              Agreement contains the entire and only Agreement and understanding between the parties, relating to this specific subject matter, and supercedes all proposals, written or oral, and all other communications between the parties hereto. This Agreement may not be modified except in writing, signed by both parties hereto.


C)            Notice.  Any notice  required  herein shall be deemed to have been
              -------
              properly given 48 hours after being sent to the address of record for the other party, by fax, email, mail or commercial courier service. The addresses for such notice shall be:

                                    El Moro Finance Ltd.
                                    Pasea Estate, Road Town
                                    Torotola, B.V.I.

                                    Cyberoad.com Corporation
                                    Oficentro Sabana Sur
                                    Edificio 7, 5 Piso
                                    San Jose, Costa Rica

D)            Governing  Law.  This Agreement shall be governed by and construed
              ---------------
              in accordance with the laws of the State of Florida, U.S.A.

E)            Enurement.  This Agreement  shall be binding upon and enure to the
              ---------
              benefit of the parties hereto and their respective successors and assigns.

F)            Assigns. This Agreement is not assignable by either party, without
              --------
              the written consent of the other party, which consent shall not be unreasonably withheld.

G)            Survivability.  In the event that any provision of this  Agreement
              --------------
              proves to be invalid, void or illegal, that provision shall be deemed to be severed from this Agreement, and shall in no way affect, impair or invalidate any other provision or the Agreement as a whole. All other provisions contained herein will remain in full force and effect.

EXECUTION IN COUNTERPART

This instrument may be signed in counterpart, in as many counterparts as may be necessary. Each of which shall bear the date first written above and each of which shall be deemed to be an original, forming one and the same instrument.

IN WITNESS WHEREOF the parties hereto have caused this instrument to be executed personally or by their duly authorized officers as of the day and year first written above.

EL MORO FINANCE LTD.                                 CYBEROAD.COM CORPORATION

/s/ Kay-Linda Richardson                             /s/ John Coffey
------------------------                             --------------------------
Kay-Linda Richardson,                                John Coffey,
Director                                             President

/s/ Annetta Penn
------------------------
Annetta Penn
Director

                                  SCHEDULE "A"


         The services described herein, include but are not limited to the following:

         office space
         human resources services
         staff and administration
         furniture,   fixtures,  supplies  and  equipment
         software  development services
         marketing  services
         website  development services
         network systems administration
         data processing services
         office cleaning
         office security
         telecommunication services
         bandwith services
         cable services
         management and consulting services

                                  SCHEDULE "B"

Fees for services described herein, include but are not limited to cost plus 10% U.S. dollars, and are due and payable from time to time at El Moro's discretion upon 30 days written notice or annually, upon Cyberoad's year end reconciliation and accounting.